UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15th, 2024

Kronos Advanced Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30191	87-0440410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2501 Garfield Avenue, Parkersburg, WV	61018
(Address of principal executive offices)	(Zip code)

(323)680-4772

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to the 1933 Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	KNOS	OTC MARKETS

Item 8.01 - Other Events

Kronos Advanced Technologies Showcases Revolutionary, FDA cleared Air Purification Solutions at California Dental Association Convention

Los Angeles May 17th, 2024 (GLOBE NEWSWIRE) -- KRONOS ADVANCED TECHNOLOGIES, INC. (OTC MARKETS: KNOS) ("KNOS" or the "Company"), innovation-driven product development and production company that has significantly changed the way air is filtered and sterilized, announced today that the Company will be exhibiting its patented, FDA-approved air purifiers at the upcoming California Dental Association annual convention in Anaheim, CA, from May 17th to May 19th.  The California Dental Association (CDA) represents organized dentistry in the state of California. Founded in 1870, CDA is committed to the success of dentist members in service to their patients and the public. CDA also contributes to the oral health of Californians through various comprehensive programs and advocacy. CDA’s membership consists of more than 27,000 dentists, making it the largest constituent of the American Dental Association. There are over 180,000 dental offices in the United States.

               Recent research entitled “Exposure of Staff to Aerosols and Bioaerosols in a Dental Office” described Aerosol and infectious bioaerosol concentration measurements were performed in a dental office during routine procedures. Average mass concentrations of Airbourne particles during dental procedures were respectively 3.8 and 6.5 times higher than in the period when no procedures were conducted. They were also respectively 15.9 and 19.5 times higher than their average outdoor levels.

As research highlights the presence of infectious bio-aerosols and poor indoor air quality in dental offices, Kronos's advanced air purifiers offer a superior solution with their innovative technology. Unlike traditional systems requiring frequent HEPA filter replacements, Kronos air purifiers feature washable filters, ensuring sustainable, cost-effective air purification. This not only enhances the safety and cleanliness of dental environments but also promotes healthier workplaces without the ongoing cost of filter replacements. Join us to see firsthand how Kronos is setting new standards in air purification within the dental industry.

Doctors and Dentists will realize financial advantages of using Kronos air purifiers, such as cost savings from washable filters versus recurring purchases of HEPA filters.

               “Considering the market opportunity for air purifiers in dental offices across the USA, the potential is substantial. With around 180,000 dental offices in the USA, and most of these having multiple operatories which would each benefit from an individual air purifier, the demand could be significant.”- commented Greg Rubin, Kronos CEO.

The US air purifier market was valued at approximately $3.6 billion in 2022 and is expected to grow at a CAGR of about 7.2% from 2023 to 2030. This growth is driven by increasing awareness of the health impacts of indoor air pollution, which includes the kind of bioaerosols commonly found in dental offices re Grand View Research.

The importance of air quality in dental offices is heightened by the presence of aerosols and bioaerosols generated during dental procedures, which can significantly compromise indoor air quality and pose health risks. This makes air purifiers an essential investment for such settings, where they can help in maintaining a safer and healthier environment for both patients and staff.

                Considering that most dental offices may require multiple units — one for each operatory — the potential market size for air purifiers in this sector is notably large. With dental offices aiming to improve air quality and ensure compliance with health standards, the interest in advanced air purification technologies is likely to increase.

Given the estimated growth rate of the market and the specific needs of dental offices for effective air purification, positioning air purifiers that can handle the unique challenges of dental environments could tap into a promising and lucrative segment of the air purifier market.

Kronos also manufactures USA Made, Biocompatible Graphene Face Mask Which Filters Over 99% of the smallest air pollutants, viruses, and bacteria.   Please visit https://kronosair.com/products/5-layer-graphene-mask

                Kronos Advanced Technologies is offering a wide variety of uniquely patented lines of smart air purifiers for indoor use that removes 99.98% of all pollutants, including smoke, bacteria, and viruses, but also do not require any filter replacements, making our air purifiers the lowest cost of ownership in the industry for comparable products. We also offer a personal air purifier for outdoor activity -FIT AIR.

Kronos products for safer indoor air quality include Model 3, Model 5, and Model 8 (also marketed as Airdog® products). The Company offers a unique air purifier, Tesla Air ™ , for car use.

Kronos Air 5G - Model 3 air purifier combines powerful eHEPA™ technology with a compact form factor up to 6 times smaller than other air purifiers, with reusable filters.

FDA Cleared MODEL 5: Ideal for rooms or dental offices of up to 1400sq. ft. can disinfect and purify air space every hour (bedrooms, living rooms, etc.) This Model 5 is 26 (H) x 12 (L) x 12 (W) inches, weighs 28.9 pounds, and its power consumption is only 20-60 W (110/240v). - our most popular air purifier.

MODEL 8: Ideal for large spaces up to 3000 sq. ft. (businesses, hospitals, schools, universities, hotels, restaurants, including residential spaces such as studio apartments, large living rooms, and home offices.) The MODEL 8 is 30" (H) x 15" (W) x 15", weighs 43 pounds, and its power consumption is 110 W (110/240v). The Model 8 may well be the highest CADR among all air purifiers, including HEPA, and the lowest cost of ownership.

About Kronos Advanced Technologies, Inc.

The Company was initially founded in 2002 and funded by the U.S. military to develop electrostatic air movers. Eventually, the Company moved into the consumer air purification business. It began operations as a product development company that invented and significantly changed the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company's proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high-voltage patented processes without the use of traditional porous HEPA filters. Kronos-based products move air silently, filter, sterilize, and purify the air while dramatically reducing energy consumption to half of a 60-watt light bulb. The technology is currently being implemented in multiple standalone products for businesses, homes, and vehicles of all types -to move, sterilize and filter air, including removing allergens down to 14.6 nanometers, passing through our patented eHEPA® technology -replacing expensive outdated passive HEPA and other filtration type systems. Examples of immediately addressable markets include schools, universities, healthcare facilities, operating rooms, manufacturing clean rooms, and the cabins of automobiles and commercial aircraft.  Kronos published research about the effectiveness of Kronos Patented technology on air disinfection n (e.g., microorganism destruction) by demonstrating the high efficacy of Kronos® Technology-based air purifiers in capturing and destruction of various types of microorganisms (including Corona Viruses) in different environmental settings back in 2008. Results of this research showed that Electrostatic Air Filtration and Purification systems based on Kronos technology demonstrated high capturing and destruction efficiency for different types of microorganisms, bacteria, and viruses, and can be successfully used for disinfection of air in real word environmental settings, including hospital facilities both with and without the presence of people.

BusinessWeek called Kronos air purifiers "VIRUS KILLER" in 2005.

Kronos is the first publicly traded company that accepts DOGE coins as a form of payment for its products, as well as other cryptocurrencies.

Recently, the Company Manufacturer obtained FDA clearance for the Model 5 Air purifier.

The Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. The Company is an exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies. The Company markets its products as Airdog® and KRONOS® brands. All Kronos products come with Kronos Promise ™ -Your Satisfaction is Guaranteed!

Company offices, manufacturing facilities, and wholesale showrooms are located in Parkersburg, WV.

Shopping portal:  www.KronosAIR.com

Follow KNOS on X: https://www.X.com/kronosAIR

Follow KNOS on Facebook: https://www.facebook.com/kronosati

Follow KNOS on Instagram: https://www.instagram.com/kronos_ati/

Follow KNOS on Youtube: https://www.youtube.com/@KronosAdvancedTechnologies

Follow KNOS on Reddit: https://www.reddit.com/user/Kronos_ATI

Follow KNOS on LinkedIn: https://www.linkedin.com/company/kronos-advanced-techngologies-inc

Contact us via info@kronosati.co or visit https://www.kronosAIR.com

Disclaimer

This news release does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other product or service by Kronos Advanced Technologies Inc or any other third party regardless of whether such security, product, or service is referenced in this press release. Furthermore, nothing in this press release is intended to provide tax, legal, or investment advice, and nothing in it should be construed as a recommendation to buy, sell, or hold any investment or security or to engage in any investment strategy or transaction. Kronos Advanced Technologies does not represent that the securities, products, or services discussed in this press release are suitable for any particular investor. You are solely responsible for determining whether any investment, investment strategy, security, or related transaction is appropriate for you based on your personal investment objectives, financial circumstances, and risk tolerance. You should consult your business advisor, attorney, and/or tax and accounting advisor regarding your specific business, legal, or tax situation.

Social Media Disclaimer and Forward-Looking Statements.

Kronos Advanced Technologies investors and others should note that we announce material information to the public about the Company through various means, including our website (https://www.kronosati.co/investors), through press releases, OTCmarkets filings, public conference calls, our corporate Social Media accounts, listed above. We encourage our investors and others to monitor and review the information we make public in these locations, as such information could be deemed to be material information. Please note that this list may be updated from time to time. Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the OTC Markets at OTCMarkets.com. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company's ability to raise capital on acceptable terms, if at all, the Company's successful development of its products and the integration into its existing products and the commercial acceptance of the Company's products. The forward-looking statements included in this press release represent the Company's views as of the date of this press release, and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

SOURCE: KRONOS ADVANCED TECHNOLOGIES, Inc

Phone inquiries: 323-680-4772

                                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024

KRONOS ADVANCED TECHNOLOGIES, INC.

By:/s/ Greg Rubin

Name:  Greg Rubin

Title: Chairman, Interim CEO

KRONOS ADVANCED TECHNOLOGIES, INC.